Exhibit 10.3
PHOENIX TECHNOLOGIES LTD.
RESTRICTED STOCK PURCHASE AGREEMENT
NOTICE OF GRANT
     Phoenix Technologies Ltd., a Delaware corporation (the “Company”), hereby grants to the employee named below (the “Employee”) the right to acquire Restricted Stock (the “Grant”) under the 2008 Acquisition Equity Incentive Plan (the “Plan”). The terms and conditions of the Grant are set forth in this Notice of Grant, and in the attached Restricted Stock Purchase Agreement (the “Agreement”). Capitalized terms not defined in this Notice of Grant or the Agreement shall have the meaning assigned to such terms in the Plan.

Name of Employee:	Thomas Lacey

Date of Grant:	February 25, 2010

Consideration:	Promise of Future Services

Price of a Share:	Par Value ($0.001)

Total Number of Shares Granted:	425,000

Aggregate Value of Grant:	1,147,500
     Additional Terms/Acknowledgements: The undersigned Employee acknowledges receipt of, and understands and agrees to, this Notice of Grant, and the Agreement. Employee further acknowledges that as of the Date of Grant, this Notice of Grant, the Agreement, the offer letter between the Employee and the Company dated February 25, 2010 (the “Offer Letter”), the Severance and Change of Control Agreement between the Optionee and the Company dated February 25, 2010 (the Severance and Change in Control Agreement”) and the Plan set forth the entire understanding between Employee and the Company regarding the Grant and supersede all prior oral and written agreements on that subject.
     Withholding Obligations: The undersigned Employee acknowledges that the Grant may give rise to federal, state, local and foreign tax withholding obligations. As discussed in more detail in Section 9 of the Agreement, the undersigned shall make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting of the Grant.

Phoenix Technologies Ltd.	Employee

/s/ Timothy C. Chu Timothy C. Chu	/s/ Thomas Lacey Thomas Lacey
VP, General Counsel and Secretary

Date: 2/25/2010	Date: 2/25/2010

PHOENIX TECHNOLOGIES LTD

2008 ACQUISITION EQUITY INCENTIVE PLAN

RESTRICTED STOCK PURCHASE AGREEMENT
1. Grant of Restricted Stock. Pursuant to the Notice of Grant, this Restricted Stock Purchase Agreement (the “Agreement”), the Offer Letter (as defined in the Notice of Grant) and the Severance and Change of Control Agreement (as defined in the Notice of Grant), Phoenix Technologies Ltd., a Delaware corporation (the “Company”), has granted Employee an award of Restricted Stock for the number of shares of the common stock of the Company (the “Common Stock”) indicated in the Notice of Grant (the “Grant”) under the 2008 Acquisition Equity Incentive Plan (the “Plan”). The Grant is not intended to constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and will be interpreted accordingly.
2. Vesting. Subject to all the terms and conditions of this Agreement, including but not limited to Section3(c) of this Agreement, the Restricted Stock under the Grant vests as to 25,000 shares covered by the Grant on the Date of Grant, and 1/48th of the remaining unvested Restricted Stock covered by the Grant on a monthly basis, so that the Restricted Stock covered by the Grant is fully vested on the fourth anniversary of the commencement of Employee’s employment with the Company. No Restricted Stock will vest after the Employee ceases to provide service to the Company, subject to certain vesting acceleration in connection with certain terminations of employment as described in the Severance and Change in Control Agreement. The Restricted Stock subject to this Grant may vest on an accelerated basis pursuant to the Severance and Change in Control Agreement.
3.	Adjustment upon Changes in Capitalization, Dissolution or Liquidation, or Change of Control.
     Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Restricted Stock covered by the Grant shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Restricted Stock subject to this Grant.
     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator may provide for the full acceleration of the vesting of the Restricted Stock granted under this Agreement.

     Change of Control. Notwithstanding Section 2 above or any provision of the Plan, in the event of a Change of Control, as defined in the Employee’s Severance and Change of Control Agreement dated February 25, 2010 (the “Change of Control Agreement”), the terms of such Change of Control Agreement shall apply to the Grant of this Restricted Stock.
     Corporate Transaction. In the event of (i) the consummation of a merger of the Company with or into another corporation, or (ii) the consummation of the sale of all or substantially all of the assets or all or substantially all of the outstanding securities of the Company ((i) or (ii) is referred to herein as a “Corporate Transaction”), the forfeiture, reacquisition or repurchase rights for the shares of Restricted Stock covered by this Grant shall be assigned by the Company to the successor corporation (or any parent of subsidiary). In the event that the successor corporation refuses to receive an assignment of or continue such rights, the shares of Restricted Stock covered by this Grant shall become fully vested. If as a result of a Corporate Transaction, the shares of Restricted Stock become fully vested, the Administrator, with the consent of the Employee, may (but is not obligated to) provide for a cash payment in exchange for such shares of Restricted Stock.
4. Forfeiture/Right of Repurchase. The Restricted Stock the Employee acquires under the Grant may subject to (i) forfeiture, (ii) a right of repurchase in favor of the Company, or (iii) both. The Restricted Stock the Employees acquires under the Grant will become nonforfeitable as the shares vest pursuant to Section 2 above and the applicable provisions of the Change of Control Agreement. Moreover, the Company’s right to repurchase the Restricted Stock the Employee acquires pursuant to the Grant will lapse and expire at the same rate as the Restricted Stock vests. For purposes of facilitating the enforcement of the provisions of this Section, the Company may issue stop-transfer instructions on the Restricted Stock to the Company’s transfer agent, or otherwise hold the Restricted Stock in escrow, until the Restricted Stock has vested and the Employee has satisfied any applicable tax withholding obligations. The Shares shall be delivered to Employee within two (2) business days after vesting and payment of all tax withholding obligations. Any new, substituted or additional securities or other property which is issued or distributed with respect to the Restricted Stock that has not vested shall be subject to the same terms and conditions as are applicable to the Restricted Stock under this Agreement.
5. Leave of Absence. For purposes of this Agreement, the Employee is a common-law employee, and the Employee’s service does not terminate when the Employee goes on a bona fide leave of absence that was approved by the Company (or its parent or subsidiary) in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by Applicable Laws. The Employee’s service terminates in any event when the approved leave ends, unless the Employee immediately returns to active work. The Company determines which leaves count for this purpose, and when the Employee’s service terminates for all purposes under this Agreement.
6. Service Provider Rights. The Employee acknowledges and agrees that the vesting of the Restricted Stock pursuant to the vesting schedule in this Agreement is earned by continuing as an employee at the will of the Company (and not through the act of being hired or the award of the Grant), except as otherwise provided for the vesting acceleration pursuant to the Change of Control Agreement. The Employee further acknowledges and agrees that neither this Agreement nor the transactions contemplated hereunder constitute an express or implied promise of continued employment for any period, and shall not interfere with the Employee’s or the Company’s right to terminate the Employee’s employment at any time or for any reason.
7. Transferability and Sale Restrictions. Employee agrees not to sell any Restricted Stock prior to its vesting or dispose of the shares acquired under the Grant at a time when Applicable Laws, or Company policies prohibit disposition. The rights and obligations of the Company under the Grant shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The Employee’s rights and obligations under the Grant with respect to the unvested Restricted Stock may only be assigned with the prior written consent of the Company, which reasonable consent will not be withheld. The Grant with respect to the unvested Restricted Stock may not be transferred in any manner otherwise than by will or by the laws of descent or distribution during the lifetime of the Employee, unless otherwise approved by the Company’s Board of Directors. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Employee.
8. Voting and Other Rights. Subject to the terms of this Agreement, the Employee shall have all the rights and privileges of a shareholder of the Company while the Restricted Stock are subject to stop-transfer restrictions, or otherwise held in escrow, including the right to vote and the right to receive dividends (if any).
9. Withholding Obligations. The Company’s obligation to issue or deliver shares shall be subject to satisfaction of applicable federal, state, local and foreign tax withholding requirements. No later than the date as of which an amount first becomes includible in the Employee’s gross income for federal income tax purposes (the “Tax Date”) with respect to the Restricted Stock, the Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. At the Employee’s election, withholding obligations may be settled with Common Stock that is part of the Grant that gives rise to the withholding requirement. The obligations of the Company under the Grant shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by Applicable Law, have the right to deduct any such taxes from any payment otherwise due to the Employee.
     The Employee may satisfy any withholding tax requirements by one or any combination of the following means: (i) tendering a cash payment or (ii) authorizing the Company to withhold shares otherwise issuable to the Employee under the Grant (the “Share Withholding Election”). (See Appendix A, “Notice of Withholding Election”)
     A Share Withholding Election is subject to the following requirements: (i) the election must be in writing and delivered to the Company prior to the Tax Date; and (ii) the election shall be irrevocable by the Employee; provided, however, that the Employee may change the method for satisfying subsequent withholding obligations by making a subsequent irrevocable withholding election.
10. Restricted Legends. All certificates, if any, representing the shares issued under the Grant shall, where applicable, have endorsed thereon the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.
11. Release of Personal Data. The Employee authorizes and directs the Company to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding the Employee’s employment, the nature and amount of the Employee’s compensation and the facts and conditions of the Employee’s participation in the Agreement (including, but not limited to, the Employee’s name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of shares held and the details of all awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding) for the purpose of implementing, administering and managing the Employee’s participation in the Agreement. The Employee understands that the Data may be transferred to the Company (or its parent or any of its subsidiaries) or to any third parties assisting in the implementation, administration and management of the Agreement, including any requisite transfer to a broker or other third party assisting with the administration of the Grant under the Agreement or with whom shares acquired pursuant to the Grant or cash from the sale of such shares may be deposited. The Employee acknowledges that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of the Employee’s residence. Furthermore, the Employee acknowledges and understands that the transfer of the Data to the Company (or its parent or any of its subsidiaries) or to any third parties is necessary for the Employee’s participation in this Agreement.
     The Employee may at any time withdraw the consents herein by contacting Employee’s local human resources representative in writing. Employee further acknowledges that withdrawal of consent(s) may affect the Employee’s ability to exercise or realize benefits from the Grant, and Employee’s ability to participate in the Agreement.
12. Notices. Any notice to be given or delivered to the Company relating to this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice to be given or delivered to the Employee relating to this Agreement shall be in writing and addressed to the Employee at such address of which the Employee advises the Company in writing. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
13. The Company’s obligation to deliver the Shares provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employer or others, except as otherwise specifically provided for in this Agreement. All legal fees and expenses which may reasonably incur as a result of any dispute or contest between Employee and the Company with respect to the validity or enforceability of, or liability under, any provision of this Agreement, or any guarantee of performance thereof, shall be paid, by the non-prevailing party in such dispute or contest. Notwithstanding the previous sentence, if the Employee is terminated as described in Section 3(b) of Employee’s Change of Control

Agreement, the Company shall pay Employee’s legal fees as incurred with respect to any dispute or contest arising under this Agreement (irrespective of the outcome thereof).
14. Entire Agreement; Governing Law. This Agreement, the attached Exhibit A, the Offer Letter and the Change of Control Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Employee with respect to the subject matter hereof, and may not be modified adversely to the Employee’s interest except by means of a writing signed by the Company and Employee. In the event of a conflict between this Agreement or the Notice of Grant and the Change of Control Agreement, the terms of the Change of Control Agreement shall prevail. This Agreement and the attached Exhibit A will be interpreted and enforced under the law of the State of California.
15. Any legal action or other legal proceeding relating to this Agreement shall be brought or otherwise commenced in any state or federal court located in Santa Clara County, California and both parties expressly and irrevocably consent and submit to the jurisdiction of each state and federal court located in Santa Clara County, California (and each appellate court located in the State of California), in connection with any such legal proceeding; agree not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in Santa Clara County, California, any claim that the party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.
* * * *
     By Employee’s signature and the signature of the Company’s representative below, Employee and the Company agree that the Restricted Stock is granted under and governed by the terms and conditions of this Agreement and the Plan. Employee has reviewed this Agreement in its entirety. In addition, Employee has had an opportunity to obtain the advice of legal counsel and/or financial advisor prior to executing this Agreement and fully understands all provisions of this Agreement. Employee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to this Agreement. Employee further agrees to notify the Company upon any change in the residence address indicated below.

Phoenix Technologies Ltd.	Employee

/s/ Timothy C. Chu Timothy C. Chu	/s/ Thomas Lacey Thomas Lacey
VP, General Counsel and Secretary

Date: 2/25/2010	Date: 2/25/2010

Address: ___________________________________________________

CONSENT OF SPOUSE
     The undersigned spouse of __________________, the Employee, has read and hereby approves the terms and conditions of the Agreement. In consideration of the Company’s granting his or her spouse Restricted Stock as set forth in the Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Agreement.

Spouse of Employee

APPENDIX A
NOTICE OF WITHHOLDING ELECTION
PHOENIX TECHNOLOGIES LTD.

To:	Phoenix Technologies Ltd.

From:

Re: Withholding Election
This Notice of Withholding Election is made in accordance with Section 9 of the Agreement. Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Agreement.
I hereby certify the following:
     1. My correct name, taxpayer identification number and current address are set forth at the end of this Notice of Withholding Election.
     2. I am the original recipient (or his/her beneficiary or authorized representative) of the Grant which covers ____________shares of the Company’s Common Stock.
     3. This Notice of Withholding Election relates to ____________shares of the Common Stock that are scheduled to vest under the terms of the Grant on ____________(the “Tax Date”). The number set forth above shall be deemed changed as appropriate to reflect adjustments in the Company’s capitalization as in accordance with the Agreement.
     4. I hereby elect to have the Company withhold that number of shares of Common Stock with a “Fair Market Value” (as such term is defined in the Company’s 2008 Acquisition Equity Incentive Plan) equal to the amount required to satisfy the withholding obligations arising upon the vesting of the number of shares set forth in paragraph 3 above.
     5. This Notice of Withholding Election is made prior to the Tax Date and is otherwise properly made pursuant to Section 9 of the Agreement.
     6. I understand that this Notice of Withholding Election may not be revised, amended or revoked by me and shall remain in effect to satisfy future withholding obligations unless I make a time election for such future withholding obligations.
     7. The Agreement has been made available to me by the Company, I have read and understand the Agreement and I have no reason to believe that any of the conditions therein to the making of this election have not been met.

Signature	Date

Print Name	Taxpayer Identification No.

Address: